CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to the Registration Statement No. 33-86102 on Form N-1A of our report dated April 7, 2005 relating to the financial statements and financial highlights of John Hancock Independence Diversified Core Equity Fund II appearing in the corresponding Annual Report on Form N-CSR of John Hancock Independence Diversified Core Equity Fund II for the years ended February 28, 2000 through February 28, 2005 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public
Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 28, 2007

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 18, 2007, relating to the financial statements and financial highlights which appear in the February 28, 2007 Annual Report to Shareholders of John Hancock Independence Diversified Core Equity Fund II, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 29, 2007